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                                                                    EXHIBIT 10.4


                              CONSULTING AGREEMENT


         AGREEMENT made as of the 13th day of December, 2001 (the "Effective Date"), between Grand Enterprises, Inc., with its office at 119 West 23rd Street, 25th Floor, New York, New York 10011 ("Company"), and James English, residing at 74 W. Long Lake Rd., Suite 103, Bloomfield Hills, Michigan 48304, ("Consultant").


                              W I T N E S S E T H:


         WHEREAS, in recognition of the Consultant's experience and abilities, the Company desires to assure itself of the services of the Consultant in accordance with and subject to the terms and conditions provided herein; and

         WHEREAS, the Consultant wishes to perform services for the Company in accordance with and subject to the terms and conditions provided herein; and

         NOW, THEREFORE, in consideration of the mutual premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Engagement as Consultant. The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to perform services for the Company, on the terms and conditions set forth herein.

         2. Term. The term of this Agreement shall commence on the Effective Date, and unless terminated earlier or extended as provided below, shall continue for a period of three (3) years from such date (the "Term").

         3. Position; Duties. During the Term, the Consultant shall perform such services relating to the business of the Company as the Consultant and the Company shall mutually agree. The scheduling of such time shall be mutually agreeable to the Consultant and the Company. The Company acknowledges that the Consultant is permitted to pursue other activities, whether of a personal or business nature and, accordingly, may not always be immediately available to the Company.

         4. Place of Performance. The Consultant shall perform its duties and conduct its business at such locations as are reasonably acceptable to the Consultant and the Company.

         5. Independent Contractor. During the Term, the Consultant shall be an independent


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contractor and not a joint venturer, partner or employee of the Company.
Accordingly, Consultant shall be responsible for payment of all taxes, including Federal and State income tax, Social Security tax, Unemployment Insurance tax, and any other taxes or business license fees as required.

         6. Company's Right to Approve Transaction. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that the Consultant is not authorized to enter into any agreements on behalf of the Company.

         7. Compensation. In consideration for the services to be provided by the Consultant hereunder, the Company shall issue to the Consultant options to purchase (i) two hundred thousand (200,000) shares of the Company's common stock, par value $.001 per share, at an exercise price of $.50 per share for an option period of three (3) years from the date of issuance of the option, (ii) two hundred thousand (200,000) shares of the Company's common stock, par value $.001 per share, at an exercise price of $1.00 per share for an option period of three (3) years from the date of issuance of the option, and (iii) two hundred thousand (200,000) shares of the Company's common stock, par value $.001 per share, at an exercise price of $2.00 per share for an option period of three (3) years from the date of issuance of the option. (See Attached Option at EXHIBIT
A).

         8. Termination. Notwithstanding the provisions of Section 2 hereof, the Consultant's engagement may be terminated by the Company as follows:

      (a) By action taken by the Board, the Consultant's engagement may be terminated only for cause (as defined below), effective as of such time as the Board shall determine. Upon termination of the Consultant's engagement pursuant to this Section 8(a), the Company shall have no further obligation or duties to the Consultant, except that the Company shall pay the Consultant all Consulting Fees which the Consultant is otherwise entitled with respect to any period prior to the date of termination.

      (b) In the event (i) of the death of the Consultant or (ii) the Consultant becomes disabled, that is the inability of the Consultant, by reason of physical or mental disability, to continue substantially to perform his duties hereunder for any period of ninety (90) consecutive days ("disabled"). Upon any termination of the Consultant's engagement under this Section 8(b), the Company shall have no further obligations or duties to the Consultant, and the Consultant shall have no further obligations or duties to the Company, except as provided in Section 9 and 12.

      (c) For purposes of this Agreement, the Company shall have "cause" to terminate the Consultant's engagement under this Agreement only upon (i) the engaging by the Consultant in criminal misconduct (including embezzlement and criminal fraud) which is materially injurious to the Company, monetarily or otherwise, (ii) the conviction of the Consultant of a felony, or (iii) gross negligence on the part of the Consultant. The Company shall give written notice to the Consultant, which notice shall specify the grounds for the proposed termination and the


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Consultant shall be given thirty (30) days to cure if the grounds arise under clause (iii) above.

         9. Non-Disclosure of Confidential Information

         (a) As used in this Agreement, "Confidential Information" means information which is presented to the Consultant by the Company or developed, conceived or created by the Company, or disclosed to the Consultant or known by or conceived or created by the Consultant during the Term, with respect to the Company, its business or any of its products, processes, and other services relating thereto relating to the past or present business or any plans with respect to future business of the Company or relating to the past or present-business of a third party or plans with respect to future business of a third party which are disclosed to the Consultant. Confidential Information includes, but is not limited to lists of clients and vendors and other information relating thereto; marketing information; price lists; cost information; financial data and information; business plans and processes; documentation with respect to any of the foregoing; stock ownership in the Company; know-how; processes and structures; product information; product contents and formulae; manufacturing and production techniques and methods; research and development information; the contents of this Agreement; and any other information of the Company that the Company informs the Consultant or the Consultant should know, by virtue of his position or the circumstances in which the Consultant learned such other information, is to be kept confidential. Confidential Information also includes similar information obtained by the Company in confidence from its vendors, licensors, licensees, customers and/or clients. Confidential Information may or may not be labeled as confidential.

         (b) Except as required in the performance of the Consultant's duties as an Consultant, the Consultant will not, during or after his engagement, directly or indirectly, use any Confidential Information or disseminate or disclose any Confidential Information to any person, firm, corporation, association or other entity. The Consultant shall take all reasonable measures to protect Confidential Information from any accidental, unauthorized or premature use, disclosure or destruction. The foregoing prohibition shall not apply to any Confidential Information which: (i) was generally available to the public prior to such disclosure; (ii) becomes publicly available through no act or omission of the Consultant, (iii) is disclosed as reasonably required in a proceeding to enforce the Consultant's rights under this Agreement or (iv) is disclosed as required by court order or applicable law.

         (c) Upon termination of the Consultant's engagement with the Company for any reason or at any time upon request of the Company, the Consultant agrees to deliver to the Company all materials of any nature which are in the Consultant's possession or control and which are or contain Confidential Information, or which are otherwise the property of the Company or any vendor, licensor, licensee, customer or client of the Company, including, but not limited to writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes.

         10. Time Periods Not Limited. Any period of time set forth in this Agreement shall not


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be construed to permit the Consultant to engage in any of the prohibited acts set forth in this Agreement after such period if such acts would otherwise be prohibited by any applicable statute or legal precedent.

         11. Equitable Relief. Consultant acknowledges that the services to be rendered by the Consultant hereunder are of a special character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Furthermore, a breach by the Consultant of any of the provisions contained herein, including, but not limited to, the provisions contained in Section 9, will cause the Company irreparable injury and harm. The Consultant expressly agrees that, notwithstanding anything which is contained in this Agreement to the contrary, the Company shall be entitled to injunctive or other equitable relief to prevent the Consultant's breach or anticipated breach of this Agreement, including, but not limited to, the Consultant's breach of the provisions contained in Section 9 of this Agreement. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which the Company may have for damages or otherwise.

         12. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Consultant from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) suffered or incurred by Consultant which arises out of this Agreement or otherwise out of the performance by the Consultant of his obligations hereunder, unless, such losses, claims, damages, liabilities or expenses are found by a final determination of a court of competent jurisdiction to have arisen out of gross negligence or malfeasance of the Consultant in performing his services hereunder (pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and the Company shall be obligated to reimburse the Consultant for his expenses). If for any reason the foregoing indemnification is unavailable to the Consultant, or insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by the Consultant as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Consultant on the other hand, but also the relative fault of the Company and the Consultant, as well as any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding and inure to the benefit of any respective successors, assigns, heirs and personal representatives of the Company and the Consultant.

         (b) The Consultant agrees to give the Company an opportunity to participate in the defense or preparation of the defense of any action brought against the Consultant to enforce any such claim or liability and the Company shall have the right so to participate. The Company's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Consultant to the Company by letter or telegram addressed as set forth above, promptly after the receipt by the Consultant of written notice of such action against the Consultant, such notice either being accompanied by copies of papers served or filed in

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connection with such action or by a statement of the nature of the action to the extent known to the Consultant.

         (c) The Consultant agrees to indemnify, defend and hold harmless the Company against any and all losses, claims, damages, expenses and liabilities to which the Company may become subject, which arises out of any malfeasance or gross negligence in the performance by the Consultant of his obligations hereunder or out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any publicly filed document or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Company by the Consultant, regarding the Consultant, for use in the preparation of any publicly filed document.

         (d) The Company agrees to give the Consultant an opportunity to participate in the defense or preparation of the defense of any action brought against the Company to enforce any such claim or liability and the Consultant shall have the right so to participate. The Consultant's liability under the foregoing indemnity is expressly conditioned upon notice of any such action having been sent by the Company to the Consultant by letter or telegram addressed as set forth above, promptly after the receipt by the Company of written notice of such action against the Company, such notice either being accompanied by copies of papers served or filed in connection with such action or by a statement of the nature of the action to the extent known to the Company.

         The provisions of this Section 12 shall survive the termination and expiration of this Agreement.

         13. No Mitigation; No Set-Off. In the event of any termination of the Consultant's engagement under Section 8, the Consultant shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Consultant under this Agreement on account of any remuneration attributable to any subsequent employment that the Consultant may obtain. Any amounts due under Section 8 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Such amounts are inclusive and, in lieu of, any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset from the amount due hereunder.

         14. Successors; Binding Agreement.

         (a) The Company shall require any successor to all or substantially all of the business or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

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         (b) This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to and may not be assigned by the Consultant.

         15. Miscellaneous.

         (a) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) Enforceability. If any provision which is contained in this Agreement should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead, this Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

         (c) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the other party hereto at her or its address as set forth in the beginning of this Agreement. Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party in the manner above provided.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         (e) Entire Agreement. The parties have not made any representations, warranties or covenants with respect to the subject matter hereof which is not set forth herein, and this Agreement constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Agreement which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an Agreement in writing, which is signed by all of the parties to this Agreement.

         (f) Further Actions. The parties agree to execute any and all instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intents and purposes hereof.

         (g) Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed

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as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other breach of this Agreement.

         (h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                      [This Space Intentionally Left Blank]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.


                                   GRAND ENTERPRISES, INC.



                                   By: /s/ Teodosio V. Pangia
                                       _______________________________________
                                   Name: Teodosio V. Pangia
                                   Title: Chairman and Chief Executive Officer



                                   THE CONSULTANT

                                   /s/ James K. English
                                   ___________________________________________
                                   James K. English



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